EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1	CUSIP No.:	PRINCIPAL AMOUNT:

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

Index Return Notes

(the “Notes”)

INDEX:	INDEX MAINTAINER:	ORIGINAL ISSUE DATE:
Rogers International Commodity Index—Excess Return—Merrill Lynch calculated (the “ROGRER Index”)

STARTING VALUE:	STATED MATURITY:	CALCULATION AGENT: Merrill Lynch, Pierce, Fenner & Smith Incorporated (unless otherwise specified)

SPECIFIED CURRENCY:	DEFAULT RATE:	DENOMINATIONS:

ROGRER INDEX BUSINESS DAY:	VALUATION DATE:

THE NOTES MAY NOT BE OFFERED TO THE PUBLIC IN ANY EUROPEAN ECONOMIC AREA MEMBER STATE AND ANY HOLDER OF THE NOTES WHO SUBSEQUENTLY SELLS ANY OF THEIR NOTES IN ANY EEA MEMBER STATE MUST DO SO ONLY IN ACCORDANCE WITH THE REQUIREMENTS OF THE PROSPECTUS DIRECTIVE AS IMPLEMENTED IN THAT MEMBER STATE.

OTHER PROVISIONS:

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) at the Stated Maturity.

Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

All references in this Note to “ROGRER Index” are to the Rogers International Commodity Index — Excess Return — Merrill Lynch calculated. All references to RICI—Excess Return Index are to the Rogers International Commodity Index — Excess Return that may be calculated by a number of different entities.

Payment at Stated Maturity

At the Stated Maturity, the Holder shall receive a cash payment equal to the Redemption Amount. The “Redemption Amount” with respect to this Global Note shall be determined by the Calculation Agent and shall equal:

(	Principal Amount ×	(	Ending Value	)	)
Starting Value

The “Ending Value” with respect to the Redemption Amount payable at the Stated Maturity will equal the closing level of the ROGRER Index on the Valuation Date, provided that if a Market Disruption Event occurs on that date, the Ending Value will be determined according to the Market Disruption Calculation (as described below under “Adjustments to the ROGRER Index; Market Disruption Events”).

All determinations made by the Calculation Agent shall, absent a determination of a manifest error, be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

Adjustments to the ROGRER Index; Market Disruption Events

If at any time the Index Maintainer makes a material change in the formula for or the method of calculating the ROGRER Index or in any other way materially modifies the ROGRER Index so that the ROGRER Index does not, in the opinion of the Calculation Agent, fairly represent the level of the ROGRER Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the ROGRER Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a commodity futures index comparable to the ROGRER Index as if those changes or modifications had not been made, and calculate the closing level with reference to the ROGRER Index, as so adjusted.

“Market Disruption Event” means one or more of the following events as determined by the Calculation Agent:

(1)    A material limitation, suspension, or disruption of trading in one or more futures contracts included in the ROGRER Index which results in a failure by the exchange on which each applicable futures contract included in the ROGRER Index is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues.

(2)    The exchange published settlement price for any futures contract included in the ROGRER Index is a “limit price”, which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules.

(3)    Failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any futures contract included in the ROGRER Index.

(4)    A suspension of trading in one or more futures contracts included in the ROGRER Index, for which the trading does not resume at least ten (10) minutes prior to the scheduled or rescheduled closing time.

(5)    Any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of the Company’s affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Company or its affiliates have effected or may effect.

In the event a Market Disruption Event has occurred on the Valuation Date, the ROGRER Index level shall be determined by the Calculation Agent pursuant to the following “Market Disruption Calculation”:

(1)    With respect to each futures contract included in the ROGRER Index, which is not affected by the Market Disruption Event, the ROGRER Index level shall be based on the exchange published settlement price on the Valuation Date.

(2)    With respect to each futures contract included in the ROGRER Index, which is affected by the Market Disruption Event, the ROGRER Index level shall be based on the exchange published settlement price of each such contract on the first day following the Valuation Date on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the ROGRER Index on the Valuation Date and on each day to and including the second scheduled ROGRER Index Business Day prior to maturity, the price of such contract used to determine the Ending Value shall be estimated by the Calculation Agent in a manner which the Calculation Agent considered commercially reasonable under the circumstances.

(3)    The Calculation Agent shall determine the ROGRER Index by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the ROGRER Index. The exchange on which a futures contract included in the ROGRER Index is traded for purposes of the foregoing definition means the exchange used to value such future contract for the calculation of the ROGRER Index.

Discontinuance of the RICI — Excess Return Index

If the Index Maintainer ceases to maintain the RICI — Excess Return Index and the Index Maintainer or another entity maintains a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the ROGRER Index (a “Successor Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee (as defined below), the Calculation Agent shall substitute the Successor Index as calculated by the Index Maintainer or any other entity for the ROGRER Index and calculate the Ending Value as described above under “—Payment on the Maturity Date”. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to the Holder of this Global Note.

In the event that the Index Maintainer ceases to maintain the RICI — Excess Return Index and:

•	the Calculation Agent does not select a Successor Index; or

•	the Successor Index is not maintained on the Valuation Date,

the Calculation Agent shall compute a substitute level for the ROGRER Index in accordance with the procedures last used to calculate the ROGRER Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the ROGRER Index as described below, the Successor Index or level shall be used as a substitute for the ROGRER Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If the Index Maintainer ceases to maintain the RICI — Excess Return Index before the Valuation Date and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent shall determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were the Valuation Date. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

A “Business Day” is any day that is either (i) a ROGRER Index Business Day or (ii) a day on which the applicable exchanges quoting the commodities futures contracts used to calculate a substitute level for the ROGRER Index following a discontinuance, as discussed above, are open for trading.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655%

(or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C, Due Nine Months or More from Date of Issue and designated as Index Return Notes which are due at the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to the Principal Amount of this Global Note, shall be equal to the Redemption Amount, calculated as though the date of acceleration were the Stated Maturity.

In case of default in payment of this Global Note, whether at the Stated Maturity or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations of like tenor and for the same Principal Amount, shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder and beneficial owner (by acceptance hereof) hereby agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat this Global Note for all tax purposes as a pre-paid cash-settled forward contract linked to the level of the ROGRER Index.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[Copy of Seal]

The Bank of New York, as Trustee	By:
Assistant Treasurer

By:	Attest:
Authorized Officer		Secretary

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

__________________________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                      attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	____________________________________________________________________________________
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.